Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made this 18th day of December, 2003, between Texen Oil & Gas, Inc., a Nevada corporation (hereinafter referred to as the "Company), and Pinnacle Research and Consulting Group Ltd., hereinafter referred to as "Consultant."

RECITALS

A. The Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's experience, skills and abilities and background and knowledge, to advise it upon oil and gas operations, and is therefore willing to engage Consultant upon the terms and conditions herein contained.

B. Consultant agrees to be engaged and retained by the Company and upon said terms and conditions.

NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and the Company agree as follows:

1. CONSULTING SERVICES. The Company hereby retains Consultant to advise it regarding oil and gas operations.

2. TERM. The term of this Agreement shall be for a period of one year commencing December 18, 2003 and is renewable for successive six month terms by mutual agreement of the parties.

3. COMPENSATION OF CONSULTANT. The Company hereby agrees to compensate Consultant 500,000 shares of the Company's common stock issued without restrictive legend.

4. EXPENSES. The Company agrees to pay all reasonable business expenses authorized by the Company and incurred by Consultant in furtherance of the business of the Company, including travel, food, lodging and entertainment expenses, upon presentation by Consultant of receipts in form reasonably satisfactory to the Company.

5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute and employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have authority to act as the agent of the Company except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant hereunder shall constitute earnings to Consultant from self-employment income. The Company shall not withhold any amounts therefrom as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers and employees.

6. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this section.

7. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

8. GOVERNING LAW. This Agreement is made and shall be governed and construed in accordance with the laws of the state of Nevada and it is agreed that jurisdiction and venue of any actions pertaining to this Agreement will be in Las Vegas, Nevada.

9. ASSIGNMENT. Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.

10. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements, or agreements, oral or written, express or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by the party or parties to be charged.

11. LITIGATION EXPENSES. If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which it may be entitled.

In witness whereof, the parties have executed the day and year first above written.

TEXEN OIL & GAS, INC.		Pinnacle Research & Consulting Group Ltd.

BY:	/s/ Tatiana Golovina	BY:	/s/ Ross Little
	Tatiana Golovina, President		Ross Little, President